Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
07-21

Contacts:	James Haddox, CFO	Frank Poirot
	Reba Reid	Northeast Utilities
	Quanta Services, Inc.	(860) 665-3409
	713-629-7600	poirofj@nu.com
Quanta Services and Northeast Utilities Finalize $750 Million Contract
Quanta to Expand Role in Strengthening New England Transmission Network
HOUSTON – Dec. 20, 2007 – Quanta Services, Inc. (NYSE: PWR) and Northeast Utilities (NYSE: NU) today announced the completion of a master services agreement between the two companies, through which Quanta will provide transmission infrastructure services related to NU’s transmission build-out. The anticipated value of the contract is $750 million over six years beginning in 2008 and extending through 2013. Quanta and NU announced a memorandum of understanding for this work on November 5, 2007.
     “Through our ongoing relationship with Quanta Services, we will have continued access to a trained, qualified workforce to build the transmission infrastructure required to meet energy demand in New England,” said Charles W. Shivery, chairman, president and chief executive officer of Northeast Utilities. “Quanta is currently constructing the overhead portion of NU’s Middletown-Norwalk transmission project, which is ahead of schedule and has maintained an excellent safety record. This arrangement provides for $750 million of our labor needs over the next six years. Quanta shares our commitment to strengthening electric reliability and reducing costly congestion in this region through upgrading the transmission infrastructure.”
     “Quanta and NU’s common commitment to reliable power delivery is strongly rooted in maximizing quality, safety and efficiency while meeting the workforce and infrastructure requirements demanded by the various transmission projects throughout New England,” said John R. Colson, chairman and chief executive officer of Quanta Services. “Our ongoing work continues to strengthen the reliability of the power grid in New England, improve the system’s efficiency and help minimize congestion.”
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About Northeast Utilities
Northeast Utilities, a Fortune 500 energy company based in Connecticut, operates New England’s largest energy delivery system. NU is committed to safety, reliability, environmental leadership and stewardship, and expanding energy options for its more than 2 million electricity and natural gas customers. For more information on Northeast Utilities, visit www.nu.com.
About Quanta Services
Quanta Services is a leading specialized contracting services company, delivering infrastructure network solutions for the electric power, natural gas, telecommunications and cable television industries. The company’s comprehensive services include engineering, designing, installing, repairing and maintaining network infrastructure nationwide. With operations in all 50 states and Canada, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.
This press release (and any oral statements regarding the subject matter of this press release) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to: the expected value of the agreement with Northeast Utilities and the scope, services, term and results of any related projects awarded under the agreement, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, successful performance and completion of the agreement and the projects awarded thereunder; failure to realize the anticipated value of the agreement; adverse changes in economic conditions and trends in relevant markets; future growth in the electric utility industry; delays or changes in scope of projects awarded under the agreement; the inability of customers to pay for services; cancellation and termination provisions present in the agreement; and other factors affecting the business of the respective parties generally, including risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2006, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and any other documents of Quanta filed with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made regarding the subject matter of this press release by any third party. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s web site at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.